EXHIBIT

                ASSIGNMENT SATISFACTION AND INVESTMENT AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into this - day of April, 2003, by and De Martino Finkelstein Rosen & Virga, a professional corporation ("DFRV"), Bigmar, Inc. ("Bigmar") and John G. Tramontana ("JT").

                                   WITNESSETH:

         WHEREAS, through the date of this Agreement Bigmar owes DFRV an aggregate amount of $292,110.61 for services rendered and costs incurred through December 31, 2002 (the "Receivable");

         WHEREAS, DFRV ceased to represent Bigmar as of December 31, 2003:

         WHEREAS, DFRV has pledged the account receivable owed to it by Bigmar to Citibank, FSB ("Citibank") as part of a security interest that was granted to Citibank in all of the accounts receivable of DFRV that secured a line of credit extended by Citibank to DFRV;

         WHEREAS, as of the date of this Agreement the amount of money owed by DFRV to Citibank under the line of credit is $185,500, and such line of credit is due and Receivable;

         WHEREAS, DFRV has threatened to initiate litigation to collect the Receivable;

         WHEREAS, JT and Bigmar think it is in the best interests of Bigmar to maintain good professional relations with the former lawyers of DFRV, who continue to provide legal advice to Bigmar, and who are personally obligated on the line of credit from Citibank to DFRV, and are interested in entering into a transaction that. will cause the payment of a substantial amount of the Receivable; and

         WHEREAS, JT is willing to purchase from DFRV and DFRV is willing to sell to JT all right, title and interest in the Receivable due to DFRV from Bigmar, provided that Bigmar is willing to commit that Receivable immediately and contemporaneously into equity securities of Bigmar; and

         WHEREAS, Bigmar and JT have agreed that Bigmar will immediately issue to JT three thousand two hundred and three (3,203) shares of its Series C Preferred Stock in full satisfaction of the indebtedness represented by the Receivable upon the conclusion of the assignment of that Receivable by DFRV to Bigmar pursuant to this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. As further provided herein, DFRV hereby agrees to sell the Receivable to JT and JT agrees to purchase the Receivable from DFRV free and clear of any lien, claim or encumbrance in consideration of the immediate payment of United States federal funds to DFRV in the amount of $185,500 plus JT's commitment to pay an additional amount of $106,610.1 (the "Balance of the Consideration") to DFRV within twenty-four months of the date hereof (the "Sale"). The Sale will be effective as of the Effective Date defined in paragraph 2 below.

         2. The Sale will be effective upon the payment of $185,500 in United States federal funds by JT to DFRV (the "Effective Date"). DFRV hereby assigns transfers and sells all of its right, title and interest in the Receivable to JT and DFRV hereby releases Bigmar from any and all obligation to pay any or all of the Receivable, effective upon the Effective Date. DFRV represents, warrants and covenants that as of the Effective Date, DFRV will cause Citibank to release its lien on the Receivable, and title to the Receivable will vest in JT free and clear of any lien, claim or encumbrance.

         3. Bigmar hereby represents, warrants and covenants that it consents to the transactions contemplated by this Agreement; that it will be obligated to JT for the full amount of the Receivable, effective as of the Effective Date; and it further represents, warrants and covenants that it will issue to JT at the Effective Date three thousand two hundred and three (3,203) shares of its Series C Preferred Stock (the "Share Consideration") in full satisfaction of the indebtedness represented by the Receivable. Bigmar further represents, warrants and agrees that it will deliver certificates representing the Share Consideration at the Effective Date; that it has all corporate power necessary to execute this Agreement and to issue the Share Consideration to JT; that the execution of this Agreement has been duly authorized by it; and that the Conversion Shares, when issued, will be duly issued, fully paid and non-assessable.

         4. The parties represent, warrant and agree that the certificate or certificates representing the Share Consideration shall be imprinted on its/their face with the restrictive legend generally utilized by Bigmar in connection with the issuance of restricted stock, the effect that the subject securities have not been registered under United States securities laws and may not be transferred or sold absent registration or a legal opinion acceptable in form and substance to the Borrower that an exemption from registration is available.

         5. JT hereby represents, warrants and covenants that promptly upon the execution of this Agreement JT will cause $185,500 in United States federal funds to be wired to the DFRV Operating Account at Bank of America: 0041 2629 2251; and that he will cause the Balance of the Consideration to be paid to DFRV, with simple annual interest thereon at 10% within twenty-four months of the date hereof.

         6. As an inducement for Bigmar to issue the Share Consideration to JT, JT further represents, warrants and covenants that he is accepting the Share Consideration for investment purposes and not with a view to resale or distribution; that he is an "accredited investor" as that term is defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended; and that he is a sophisticated investor with access to any and all information regarding Bigmar and its subsidiaries.

         7. Each of the parties hereto represents to the other parties that it has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform under this Agreement, and that this Agreement has been duly executed and delivered by such party and will be, a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as such enforceability may be limited by applicable equitable rights or bankruptcy, insolvency, reorganization or similar laws affecting the performance of creditors' rights.

         8. This Agreement shall be governed by the laws of the state of Delaware.

         9. Each party represents that it/he has had the opportunity to confer with independent counsel with respect to this Agreement, and that none of DFRV, Mr. De Martino or Mr. Rosen (affiliates of DFRV) or Dilworth Paxson, LLP has provided legal advice to any party in connection with the transaction contemplated hereby.




                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             DE MARTINO FINKELSTEIN ROSEN & VIRGA,
                             a professional corporation


                             By:
                                 -----------------------------------------------
                                 Ralph V. De Martino,
                                 Vice President and Secretary


                             BIGMAR, INC.


                             By:
                                 -----------------------------------------------
                                 Philippe J.H. Rohrer,
                                 Chief Financial Officer, Secretary and Director


                             JOHN G. TRAMONTANA


                             ---------------------------------------------------
                             John G. Tramontana



Enclosure